Registration No. 333-188246

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0683664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Telephone: (345) 945-3727

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

James E. Lauter

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Telephone: (345) 945-3727

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION

Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company (the “Registrant”) is filing this post-effective amendment to the Registration Statement on Form S-3 (File No. 333-188246) filed with the Securities and Exchange Commission on April 30, 2013 (the “Registration Statement”) to deregister any and all securities of the Registrant that had been registered for issuance under the Registration Statement that remain unsold thereunder. The Registration Statement registered shares of the Registrant’s debt securities, ordinary shares, preference shares, warrants or depositary shares, as well as units that include any of these securities, in one or more classes or series (collectively, the “Securities”). The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued, and the Registration Statement is terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on April 6, 2015.

HOME LOAN SERVICING SOLUTIONS, LTD.

By:	/s/ James E. Lauter
James E. Lauter

Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)